Exhibit 99.1

Global Technologies, Ltd. Increases Shareholder Equity Through Preferred Stock Exchange

Company Takes Steps to Uplist to NASDAQ or a National Exchange

PARSIPPANY, New Jersey, June 27, 2024 (GLOBE NEWSWIRE) — Global Technologies, Ltd. (OTC Pink: GTLL) (the “Company”), is pleased to announce that it has entered into a Share Exchange Agreement to increase the Company’s shareholder equity.

On June 25, 2024, the Company filed a designation for a new series of preferred stock, titled Series N Preferred Stock (“Series N”), with the Secretary of State of the State of Delaware. The Holders of the Series N shall vote together with the outstanding shares of Class A Common Stock and have a fixed conversion price of $.50 per share.

On June 26, 2024, the Company entered into a Share Exchange Agreement (the “Agreement”) with each of the Holders of the Company’s Series L Preferred Stock (the “Series L”). As of the date of the Agreement, there were a total of 339 shares of Series L outstanding. As per the terms of the Agreement, shares of Series L were exchanged for shares of the newly designated Series N. A total of 1,864,500 shares of Series N were issued. All outstanding shares of Series L were retired.

The exchange of outstanding Series L shares for Series N shares increases the Company’s shareholder equity by approximately $1.8 million.

“Over the past 12 months, we have taken steps to increase shareholder equity through an expansion of our operations and subsequent increase in revenue, decrease in debt and other measures,” said Fredrick Cutcher, Chief Executive Officer of Global Technologies, Ltd. “We are extremely excited to keep pushing forward to our goal of an uplist to the NASDAQ or a National Exchange.”

Further details on the Company’s Series N Preferred Stock and the Share Exchange Agreement can be found within the Company’s Current Report on Form 8-K on the Securities and Exchange Commission’s website at www.sec.gov or on the Company’s website at www.globaltechnologiesltd.info.

About Global Technologies, Ltd.:

Global Technologies, Ltd, based in Parsippany, NJ, is a multi-operational company with a strong desire to drive transformative innovation and sustainable growth across the technology and service sectors, empowering businesses and communities through advanced, scalable solutions that enhance connectivity, efficiency, and environmental stewardship. The Company envisions a future where technology seamlessly integrates into every aspect of life, improving the quality of life and the health of the planet. Our vision is to lead the industries we serve with groundbreaking initiatives that set new standards in innovation, customer experience, and corporate responsibility, thereby creating enduring value for all stakeholders. For further information, please visit the Company’s website at www.globaltechnologiesltd.info.

Forward-Looking Statements and Disclaimer

Statements made in this press release that express the Company or management’s intentions, plans, beliefs, expectations or predictions of future events, are forward-looking statements. The words “believe,” “expect,” “intend,” “estimate,” “anticipate,” “will” and similar expressions are intended to further identify such forward-looking statements, although not all forward-looking statements contain these identifying words. Those statements are based on many assumptions and are subject to many known and unknown risks, uncertainties and other factors that could cause the Company’s actual activities, results or performance to differ materially from those anticipated or projected in such forward-looking statements. The Company cannot guarantee future financial results; levels of activity, performance or achievements and investors should not place undue reliance on the Company’s forward-looking statements. No information contained in this press release should be construed as any indication whatsoever of the Company’s future financial performance, future revenues or its future stock price. The forward-looking statements contained herein represent the judgment of the Company as of the date of this press release, and the Company expressly disclaims any intent, obligation or undertaking to update or revise such forward-looking statements to reflect any change in the Company’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statements are based. No information in this press release should be construed as any indication whatsoever of the Company’s future revenues or results of operations.

Contact:

Global Technologies, Ltd

(973) 233-5151

info@globaltechnologiesltd.info